UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 24, 2004
(Date of earliest event reported)

TOTAL ENTERTAINMENT RESTAURANT CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-22753	52-2016614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9300 EAST CENTRAL AVENUE, SUITE 100, WICHITA, KANSAS	67206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (316) 634-0505

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Form 8-K/A amends the Form 8-K filed by the Company on July 2, 2004, which announced the election of James T. Morton as a member of the Board of Directors of the Company. At that time, it had not been determined on which committees of the Board Mr. Morton would serve.

On September 24, 2004, the Board of Directors of the Company appointed Mr. Morton to its Audit Committee. The Board also appointed the following Directors to committees: C. Wells Hall III and John D. Harkey, Jr. to the Audit Committee; Dennis L. Thompson, John D. Harkey, and C. Wells Hall III to the Compensation Committee; and E. Gene Street, Nestor P. Weigand, Jr., and Dennis L. Thompson to the Option Committee.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL ENTERTAINMENT RESTAURANT CORP. (Registrant)
September 27, 2004 (Date)	/s/ JAMES K. ZIELKE James K. Zielke Chief Financial Officer, Secretary, and Treasurer (Duly Authorized Officer)